Exhibit 5.1

Simpson Thacher & Bartlett llp
425 lexington avenue new york, ny 10017-3954
telephone: +1-212-455-2000 facsimile: +1-212-455-2502
Direct Dial Number	E-mail Address

May 31, 2022

KKR & Co. Inc.
30 Hudson Yards
New York, New York 10001

Ladies and Gentlemen:
We have acted as counsel to KKR & Co. Inc. (formerly known as KKR Aubergine Inc.), a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-223202), previously amended by Post-Effective Amendment No. 1 on Form S-8 (as amended, the “Registration Statement”) originally filed by KKR Group Co. Inc. (formerly known as KKR & Co. Inc.), a Delaware corporation (the “Predecessor Registrant”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Predecessor Registrant of an aggregate of up to 31,410,341 shares of common stock, par value $0.01 per share, of the Predecessor Registrant, under the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan (the “2010 Plan”).
The Company became the successor to the Predecessor Registrant on May 31, 2022 for purposes of Rule 414 under the Act as a result of the merger (the “Merger”) of the Predecessor Registrant with the Company’s wholly owned subsidiary, KKR Aubergine Merger Sub II LLC, a Delaware limited liability company (“Merger Sub”), with the Predecessor Registrant being the surviving corporation. Upon effectiveness of the Merger, the separate corporate existence of Merger Sub ceased and the Predecessor Registrant became a direct, wholly owned subsidiary of the Company. In connection with the Merger, the Company assumed and adopted the 2010 Plan and, as a result, shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) are issuable pursuant thereto.

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The Registration Statement, as amended by the Post-Effective Amendment, relates to the issuance by the Company of an aggregate of up to 31,410,341 shares of Common Stock (the “Shares”), under the 2010 Plan.
We have examined the Registration Statement, as amended by the Post-Effective Amendment, and the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company and the 2010 Plan, each of which have been filed with the Commission and incorporated by reference in the Post-Effective Amendment. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Shares are issued and delivered in accordance with the 2010 Plan, such Shares will be validly issued, fully paid and nonassessable.
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment and to the use of our name under the caption “Interests of Named Experts and Counsel” included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP